As filed with the Securities and Exchange Commission on July 23, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SALEM COMMUNICATIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0121400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4880 Santa Rosa Road

Camarillo, California 93012

(Address of principal executive offices)

AMENDED AND RESTATED

SALEM COMMUNICATIONS CORPORATION

1999 STOCK INCENTIVE PLAN

(as amended and restated through June 22, 2012)

(Full title of the plan)

Christopher J. Henderson

Secretary

Salem Communications Corporation

4880 Santa Rosa Road

Camarillo, California 93012

(805) 987-0400

(Name, address, and telephone number, including area code, of agent for service)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, $0.01 par value per share	1,900,000 shares	$5.46	$10,374,000	$1,188.86

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers, in addition to the number of shares of the Class A Common Stock, par value $0.01 per share (the “Common Stock”), of Salem Communications Corporation stated above, such indeterminate number of additional shares of Common Stock as may be issued under the Amended and Restated Salem Communications Corporation 1999 Stock Incentive Plan, as a result of adjustment provisions thereunder.
(2)	Calculated solely for purposes of determining the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices for the Common Stock as quoted on the Nasdaq Global Market on July 18, 2012.

INTRODUCTION

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,900,000 shares of Common Stock of Salem Communications Corporation (the “Company” or “Registrant”) issuable to employees of the Company under the Amended and Restated Salem Communications Corporation 1999 Stock Incentive Plan. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statements on Form S-8 (No. 333-40494, No. 333-113794 and No. 333-125056, filed June 30, 2000, March 22, 2004 and May 19, 2005 respectively), filed with the Securities and Exchange Commission, together with all exhibits filed therewith or incorporated therein by reference.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Camarillo, State of California, as of July 23, 2012.

SALEM COMMUNICATIONS CORPORATION

By:	/s/ Edward G. Atsinger III
Edward G. Atsinger III
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints EVAN D. MASYR and CHRISTOPHER J. HENDERSON, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated and, pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

Signature	Title	Date

/s/ Edward G. Atsinger III Edward G. Atsinger III	Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2012

/s/ Evan D. Masyr Evan D. Masyr	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 23, 2012

/s/ Stuart W. Epperson Stuart W. Epperson	Chairman of the Board	July 23, 2012

/s/ David Davenport David Davenport	Director	July 23, 2012

Roland S. Hinz	Director	July 23, 2012

/s/ Richard A. Riddle Richard A. Riddle	Director	July 23, 2012

/s/ Jonathan Venverloh Jonathan Venverloh	Director	July 23, 2012

/s/ Dennis M. Weinberg Dennis M. Weinberg	Director	July 23, 2012

/s/ Frank Wright Frank Wright	Director	July 23, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Salem Communications Corporation 1999 Stock Incentive Plan (as amended and restated through June 22, 2012).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of SingerLewak LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages).